Exhibit 24


                             POWER OF ATTORNEY



     The undersigned Directors of Valmont Industries, Inc., a Delaware corporation, hereby constitute and appoint Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont's Annual Report on Form 10-K for the fiscal year ended December 27, 1997, together with any and all subsequent amendments thereof in their capacity as Chairman of the Board and hereby ratify all that said attorney-in-fact may do by virtue thereof.

     DATED this 25th day of February, 1998.







/s/Robert B.Daugherty                  /s/John E. Jones
______________________________         ______________________________
Robert B. Daugherty, Director          John E. Jones, Director



/s/Charles M. Harper                   /s/Thomas F. Madison
______________________________         ______________________________
Charles M. Harper, Director            Thomas F. Madison,
Director



/s/Allen F. Jacobson                   /s/Walter Scott, Jr.
______________________________         ______________________________
Allen F. Jacobson, Director            Walter Scott, Jr.,
Director



/s/Lloyd P. Johnson                    /s/Kenneth E. Stinson
______________________________         ______________________________
Lloyd P. Johnson, Director             Kenneth E. Stinson,
Director


/s/Robert G. Wallace
______________________________
Robert G. Wallace, Director